UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 7, 2005, we completed the sale of Atlantic Southeast Airlines, Inc. (“ASA”), our wholly owned subsidiary, to SkyWest, Inc. (“SkyWest”) for a purchase price of $425 million. In conjunction with the sale of ASA, we amended our contract carrier agreements with ASA and SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly owned subsidiary of SkyWest, under which they will continue to serve as Delta Connection carriers. The expiration date of these contract carrier agreements has been extended to 2020.

Under the terms of the Stock Purchase Agreement, SkyWest purchased 100% of the outstanding capital stock of ASA. We received $350 million at closing, representing $330 million of purchase price and $20 million related to aircraft deposits, without giving effect to the payment of closing costs. We will also receive $125 million, consisting of $95 million of deferred purchase price and $30 million in certain aircraft deposits, upon the earlier of the fourth anniversary of the closing of this transaction or, in the event we seek to restructure under Chapter 11 of the U.S. Bankruptcy Code, assumption by us of our contract carrier agreements with ASA and SkyWest Airlines. SkyWest shall be entitled to retain $125 million if we reject either of our contract carrier agreements with ASA or SkyWest Airlines in a Chapter 11 proceeding prior to the fourth anniversary of the closing of this transaction. The purchase price is also subject to a working capital adjustment, as defined in the Stock Purchase Agreement. Pursuant to our financing agreements with GE Commercial Finance and other lenders (“GE Commercial Finance Facility”), we were required to repay $100 million of the outstanding borrowings under that facility upon closing of this transaction.  The remaining proceeds will be used for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited Pro Forma Consolidated Financial Statements set forth below give effect to the sale of ASA (described in Item 2.01 above) and include the following:

•	An unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2005, giving effect to the sale of ASA as if it had occurred June 30, 2005;

•	An unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2005, giving effect to the sale of ASA as if it had occurred January 1, 2005; and

•	An unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004, giving effect to the sale of ASA as if it had occurred January 1, 2004.

The unaudited Pro Forma Consolidated Financial Statements include adjustments that are based on presently available information and assumptions that management believes are reasonable and are described in the Notes to the unaudited Pro Forma Consolidated Financial Statements. The unaudited Pro Forma Consolidated Financial Statements have been included as required by the Securities and Exchange Commission and are not necessarily indicative of the results that would have been reported had the disposition actually occurred on the dates specified, nor are they indicative of results that may be obtained in the future.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes in our Annual Report on Form 10-K for the year ended December 31, 2004 and the Condensed Consolidated Financial Statements and the accompanying Notes in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

DELTA AIR LINES, INC.
Pro Forma Consolidated Balance Sheet
(Unaudited)
(In Millions, Except Share Data)

	As of June 30, 2005

		Pro Forma Adjustments
					(1)
		Sale of	Other		Pro Forma
	Actual	ASA	Adjustments		As Adjusted
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,341	$287 (2)	$(100	) (3)	$1,528
Short-term investments	330	-	-		330
Restricted cash	368	-	-		368
Accounts receivable, net of an allowance for uncollectible accounts of $39 at June 30, 2005	923	42	-		965
Expendable parts and supplies inventories, net of an allowance for obsolescence of $192 at June 30, 2005	219	-	-		219
Prepaid expenses and other	605	(90)	-		515
Total current assets	3,786	239	(100)		3,925

PROPERTY AND EQUIPMENT:
Flight equipment	20,935	(1,740)	-		19,195
Accumulated depreciation	(7,002)	175	-		(6,827)
Flight equipment, net	13,933	(1,565)	-		12,368

Flight and ground equipment under capital leases	516	-	-		516
Accumulated amortization	(197)	-	-		(197)
Flight and ground equipment under capital leases, net	319	-	-		319

Ground property and equipment	4,897	(63)	-		4,834
Accumulated depreciation	(2,838)	24	-		(2,814)
Ground property and equipment, net	2,059	(39)	-		2,020

Advance payments for equipment	65	(22)	-		43

Total property and equipment, net	16,376	(1,626)	-		14,750

OTHER ASSETS:
Goodwill	227	-	-		227

Operating rights and other intangibles, net of accumulated amortization of $187 at June 30, 2005	76	-	-		76
Restricted investments for Boston airport terminal project	76	-	-		76
Other noncurrent assets	1,020	(34)	-		986
Total other assets	1,399	(34)	-		1,365

Total assets	$21,561	$(1,421)	$(100)		$20,040

The accompanying notes are an integral part of these unaudited Pro Forma Consolidated Financial Statements.

DELTA AIR LINES, INC.
Pro Forma Consolidated Balance Sheet
(Unaudited)
(In Millions, Except Share Data)

	As of June 30, 2005

		Pro Forma Adjustments
					(1)
		Sale of	Other		Pro Forma
	Actual	ASA	Adjustments		As Adjusted
LIABILITIES AND SHAREOWNERS' DEFICIT

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,125	$(191)	$-		$934
Accounts payable, deferred credits and other accrued liabilities	1,678	(40)	-		1,638
Air traffic liability	2,221	-	-		2,221
Taxes payable	591	-	-		591
Accrued salaries and related benefits	1,151	(32)	-		1,119
Accrued rent	155	-	-		155
Total current liabilities	6,921	(263)	-		6,658

NONCURRENT LIABILITIES:
Long-term debt and capital leases	12,459	(1,023)	(100	) (3)	11,336
Long-term debt issued by Massachusetts Port Authority	498	-	-		498
Postretirement benefits	1,742	(2)	-		1,740
Accrued rent	648	-	-		648
Pension and related benefits	5,209	-	-		5,209
Other	296	(137)	-		159
Total noncurrent liabilities	20,852	(1,162)	(100)		19,590

DEFERRED CREDITS:
Deferred gains on sale and leaseback transactions	350	-	-		350
Deferred revenue and other credits	147	4	-		151
Total deferred credits	497	4	-		501

EMPLOYEE STOCK OWNERSHIP PLAN PREFERRED STOCK:
Series B ESOP Convertible Preferred Stock:
$1.00 par value, $72.00 stated and liquidation value, 5,105,264 shares issued and outstanding at June 30, 2005	368	-	-		368
Unearned compensation under employee stock ownership plan	(92)	-	-		(92)
Total Employee Stock Ownership Plan Preferred Stock	276	-	-		276

SHAREOWNERS' DEFICIT:
Common stock:
$0.01 par value, 900,000,000 shares authorized, 202,081,648 shares issued at June 30, 2005	2	-	-		2
Additional paid-in capital	3,119	-	-		3,119
Accumulated deficit	(5,837)	-	-		(5,837)
Accumulated other comprehensive loss	(2,148)	-	-		(2,148)
Treasury stock at cost, 44,929,082 shares at June 30, 2005	(2,121)	-	-		(2,121)
Total shareowners' deficit	(6,985)	-	-		(6,985)

Total liabilities and shareowners' deficit	$21,561	$(1,421)	$(100)		$20,040

The accompanying notes are an integral part of these unaudited Pro Forma Consolidated Financial Statements.

DELTA AIR LINES, INC.
Pro Forma Consolidated Statement of Operations
(Unaudited)
(In Millions, Except Share and Per Share Data)

	Six Months Ended June 30, 2005
		(4)	(1)
		Pro Forma	Pro Forma
	Actual	Adjustments	As Adjusted

OPERATING REVENUES:
Passenger:
Mainline	$5,694	$-	$5,694
Regional affiliates	1,520	-	1,520
Cargo	259	-	259
Other, net	359	-	359
Total operating revenues	7,832	-	7,832

OPERATING EXPENSES:
Salaries and related costs	2,709	(150)	2,559
Aircraft fuel	1,938	(144)	1,794
Depreciation and amortization	639	(36)	603
Contracted services	542	(24)	518
Contract carrier arrangements	415	538	953
Landing fees and other rents	442	(23)	419
Aircraft maintenance materials and outside repairs	383	(52)	331
Aircraft rent	294	(32)	262
Passenger commissions and other selling expenses	378	-	378
Passenger service	179	(2)	177
Pension settlements, asset writedowns, restructuring and related items, net	627	-	627
Other	372	(34)	338
Total operating expenses	8,918	41	8,959

OPERATING LOSS	(1,086)	(41)	(1,127)

OTHER INCOME (EXPENSE):
Interest expense	(556)	28	(528)
Interest income	28	(1)	27
Miscellaneous expense, net	(1)	-	(1)
Total other expense, net	(529)	27	(502)

LOSS BEFORE INCOME TAXES	(1,615)	(14)	(1,629)

INCOME TAX BENEFIT	162	-	162

NET LOSS	(1,453)	(14)	(1,467)

PREFERRED STOCK DIVIDENDS	(11)	-	(11)

NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(1,464)	$(14)	$(1,478)

BASIC AND DILUTED LOSS PER SHARE	$(10.17)	$-	$(10.27)

WEIGHTED AVERAGE SHARES USED IN BASIC
AND DILUTED PER SHARE COMPUTATION	143,888,479		143,888,479
The accompanying notes are an integral part of these unaudited Pro Forma Consolidated Financial Statements.

DELTA AIR LINES, INC.
Pro Forma Consolidated Statement of Operations
(Unaudited)
(In Millions, Except Share and Per Share Data)

	Year Ended December 31, 2004
		(4)	(1)
		Pro Forma	Pro Forma
	Actual	Adjustments	As Adjusted

OPERATING REVENUES:
Passenger:
Mainline	$10,880	$-	$10,880
Regional affiliates	2,910	-	2,910
Cargo	500	-	500
Other, net	712	-	712
Total operating revenues	15,002	-	15,002

OPERATING EXPENSES:
Salaries and related costs	6,338	(292)	6,046
Aircraft fuel	2,924	(198)	2,726
Depreciation and amortization	1,244	(67)	1,177
Contracted services	999	(33)	966
Contract carrier arrangements	932	923	1,855
Landing fees and other rents	875	(40)	835
Aircraft maintenance materials and outside repairs	681	(87)	594
Aircraft rent	716	(69)	647
Passenger commissions and other selling expenses	706	(1)	705
Passenger service	349	(4)	345
Impairment of intangible assets	1,875	(499)	1,376
Pension settlements, asset writedowns, restructuring and related items, net	(41)	-	(41)
Other	712	(43)	669
Total operating expenses	18,310	(410)	17,900

OPERATING LOSS	(3,308)	410	(2,898)

OTHER INCOME (EXPENSE):
Interest expense	(824)	40	(784)
Interest income	37	(2)	35
Gain from sale of investments, net	123	-	123
Gain on extinguishment of debt, net	9	-	9
Fair value adjusments of SFAS 133 derivatives	(31)	-	(31)
Miscellaneous income, net	2	-	2
Total other expense, net	(684)	38	(646)

LOSS BEFORE INCOME TAXES	(3,992)	448	(3,544)

INCOME TAX PROVISION	(1,206)	-	(1,206)

NET LOSS	(5,198)	448	(4,750)

PREFERRED STOCK DIVIDENDS	(19)	-	(19)

NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(5,217)	$448	$(4,769)

BASIC AND DILUTED LOSS PER SHARE	$(41.07)	$-	$(37.54)

WEIGHTED AVERAGE SHARES USED IN BASIC
AND DILUTED PER SHARE COMPUTATION	127,033,234		127,033,234
The accompanying notes are an integral part of these unaudited Pro Forma Consolidated Financial Statements.

Delta Air Lines, Inc.
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

Transaction Summary

On September 7, 2005, we completed the sale of ASA, our wholly owned subsidiary, to SkyWest for a purchase price of $425 million. In conjunction with the sale of ASA, we amended our contract carrier agreements with ASA and SkyWest Airlines, under which they will continue to serve as Delta Connection carriers. The expiration date of these contract carrier agreements has been extended to 2020.

Under the terms of the Stock Purchase Agreement, SkyWest purchased 100% of the outstanding capital stock of ASA. We received $350 million at closing, representing $330 million of purchase price and $20 million related to aircraft deposits, without giving effect to the payment of closing costs. We will also receive $125 million, consisting of $95 million of deferred purchase price and $30 million in certain aircraft deposits, upon the earlier of the fourth anniversary of the closing of this transaction or, in the event we seek to restructure under Chapter 11 of the U.S. Bankruptcy Code, assumption by us of our contract carrier agreements with ASA and SkyWest Airlines. SkyWest shall be entitled to retain $125 million if we reject either of our contract carrier agreements with ASA or SkyWest Airlines in a Chapter 11 proceeding prior to the fourth anniversary of the closing of this transaction. The $125 million has not been reflected in the unaudited Pro Forma Consolidated Financial Statements as the contingencies have not been satisfied. The purchase price is also subject to a working capital adjustment, as defined in the Stock Purchase Agreement. Pursuant to our GE Commercial Finance Facility, we were required to repay $100 million of the outstanding borrowings under that facility upon closing of this transaction. The remaining proceeds from the sale of ASA will be used for general corporate purposes.

Adjustments to Unaudited Pro Forma Consolidated Financial Statements:

(1)
Represents Delta Air Lines, Inc. Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations as of the date indicated and for the periods then ended, as adjusted to reflect the sale of ASA and the use of the proceeds of the sale to repay $100 million of outstanding borrowings pursuant to the GE Commercial Finance Facility.

Unaudited Pro Forma Consolidated Balance Sheet:

(2)	Includes cash we received upon the closing of the transaction, net of closing costs and cash that remained with ASA pursuant to the Stock Purchase Agreement.

(3)	Represents amount of outstanding borrowings we were required to repay pursuant to our GE Commercial Finance Facility upon the closing of the transaction.

Unaudited Pro Forma Consolidated Statements of Operations:

(4)	Adjustments to reflect ASA as a third party contract carrier, rather than our wholly owned subsidiary, for the periods presented.

(c) Exhibits.

99.1	Stock Purchase Agreement, dated as of August 15, 2005, among SkyWest, Inc., Delta Air Lines, Inc. and ASA Holdings, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: September 13, 2005	Edward H. Bastian, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Stock Purchase Agreement, dated as of August 15, 2005, among SkyWest, Inc., Delta Air Lines, Inc. and ASA Holdings, Inc.